Exhibit 4.2

SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 27, 2012 among UPC Germany HoldCo 1 GmbH (the “Guaranteeing Company”), Kabel BW GmbH, previously known as Kabel BW Holdings GmbH, as issuer (the “Issuer”), and The Bank of New York Mellon, London Branch as Trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, Kabel Baden-Württemberg GmbH & Co. KG (“Kabel Partnership”) and Kabel BW Erste Beteiligungs GmbH (“Kabel BW Erste”) executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 31, 2011, providing for the issuance of an initial aggregate principal amount of €800,000,000 7½% Senior Secured Notes due 2019, $500,000,000 7½% Senior Secured Notes due 2019 and €420,000,000 Senior Secured Floating Rate Notes due 2018 (the “Notes”);
WHEREAS, following the withdrawal of Kabel Baden-Württemberg Verwaltungs-GmbH as the general partner of Kabel Partnership, Kabel Partnership merged with and into the Issuer, and the Issuer succeeded Kabel Partnership as issuer of the Notes;
WHEREAS, the Issuer and Kabel BW Erste executed an accession agreement dated August 31, 2011 pursuant to which the Issuer assumed Kabel BW Erste’s obligations as an issuer of the Notes;
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Company shall execute and deliver to the Trustee a Supplemental Indenture pursuant to which the Guaranteeing Company shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Company hereby agrees to provide an unconditional guarantee on the terms and subject to the conditions set forth in such Guarantee and in the Indenture.
3.    NO RECOURSE AGAINST OTHERS. No officer, employee, incorporator, member or stockholder of the Guaranteeing Company, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Company under the Notes, any Guarantees, the Indenture, any Intercreditor Agreement, the Security Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
5.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE

BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Company and the Issuer.
9.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes.
10.    SUCCESSORS. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors.

(Signature page to follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

UPC GERMANY HOLDCO 1 GMBH
By:	Authorized Signatory
Name:
Title:
By:	Authorized Signatory
Name:
Title:

(Signature Page to Senior Secured Notes Supplemental Indenture)

KABEL BW GMBH
By:	Authorized Signatory
Name:
Title:
By:	Authorized Signatory
Name:
Title:

(Signature Page to Senior Secured Notes Supplemental Indenture)

THE BANK OF NEW YORK MELLON, LONDON BRANCH
By:	Authorized Signatory
Name:
Title:

(Signature Page to Senior Secured Notes Supplemental Indenture)